Exhibit 5.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Concordia Healthcare Corp. (the “Corporation”) on Form F-10 (the “Registration Statement”) of our report included in the financial statements in respect of Donnatal® included in the business acquisition report of the Corporation dated June 9, 2014.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Keiter

July 17, 2015

Glen Allen, Virginia